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                                                                       Exhibit 8

                        [LETTERHEAD OF SIDLEY & AUSTIN]




                                January 15, 1998



R.R. Donnelley & Sons Company
77 West Wacker Drive
Chicago, Illinois  60601

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus (the "Prospectus") contained therein, filed by R.R. Donnelley & Sons Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 4,400,000 shares of Common Stock, par value $1.25 per share, of the Company which may be offered and sold to permitted transferees of participants in the R.R. Donnelley & Sons Company 1995 Stock Incentive Plan, the R.R. Donnelley & Sons Company 1991 Stock Incentive Plan or the R.R. Donnelley & Sons Company 1986 Stock Incentive Plan.

     For purposes of this opinion we have assumed, with your consent, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with original documents of all copies submitted to us for our examination.

     In rendering the opinion expressed below, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial decisions, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect, and any such change could affect the opinions stated herein.

     Based upon and subject to the foregoing, it is our opinion that the statements under the caption "Certain Federal Income Tax Consequences" in the Prospectus, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.
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R. R. Donnelley & Sons Company
January 15, 1998
Page 2

     We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                       Very truly yours,


                                       Sidley & Austin